UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 6, 2019

CROCS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51754	20-2164234
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

7477 East Dry Creek Parkway Niwot, Colorado		80503
(Address of principal executive offices)		(Zip Code)

 Registrant’s telephone number, including area code: (303) 848-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.45) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On February 6, 2019, Crocs, Inc. (the “Company”) and its subsidiaries, Crocs Retail, LLC and Jibbitz, LLC, as borrowers, and Western Brands Holding Company, LLC, as guarantor, entered into the Eighteenth Amendment to the Amended and Restated Credit Agreement (the “Amendment”), with the lenders party thereto, KeyBank National Association, as syndication agent, and PNC Bank, National Association, as administrative agent, which amended certain terms of the Amended and Restated Credit Agreement, dated December 16, 2011 (as amended, the “Credit Agreement”). Pursuant to the Amendment, the Company exercised in full the accordion feature in the Credit Agreement to increase the total commitments under the Credit Agreement by $50 million, resulting in total commitments increasing from $250 million to $300 million.

The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01.         Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.

10.1
Eighteenth Amendment to Amended and Restated Credit Agreement, dated February 6, 2019, among Crocs, Inc., Crocs Retail, LLC, Jibbitz, LLC, the lenders named therein, KeyBank National Association, as syndication agent, and PNC Bank, National Association, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROCS, INC.

Date: February 12, 2019	By:	/s/ Anne Mehlman
Anne Mehlman
Executive Vice President and Chief Financial Officer